       PART II
OFFERING CIRCULAR
ASTICS, INC.
2167 El Capitan Ave,
Santa Clara, CA 95050

Best Efforts Offering of up to 2,000 Convertible Notes at $1,000 Per Note

This prospectus relates to the offering and sale of up to two thousand(2,000) Convertible Notes of the
Company for an aggregate, maximum gross dollar offering of two Million and 00/100 ($2,000,000) Dollars
(the "Offering") The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the
Securities Act of 1933. Each Convertible Note will be offered at its principal amount, One Thousand and
00/100 ($1,000/00) Dollars. There is a minimum purchase amount of five (5) Convertible Notes, for an aggregate purchase price of Five Thousand and 00/100 ($5,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 7. This offering circular relates to the offer and sale or other disposition of up to two thousand (2,000) Convertible Notes, at a fixed price of
$1,000 per note. See "Securities Being Offered" beginning on page 30.

This is our offering, and no public market currently exists for our notes. The Offering price may not reflect the market price of our notes after the Offering. The Company does not intend to seek a public listing for the Convertible Notes. Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The
Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the
Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the notes offered hereby or on such earlier date as the Company may terminate the Offering. The notes offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of notes will be immediately available to us for use in our operations and once received and accepted are irrevocable. See "Plan of Distribution" and
"Securities Being Offered" for a description of our capital stock.

Please note that the Company is a "shell" company in accordance with Rule 405 promulgated under the
Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of
Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange

Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS
UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE
TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR
COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION
MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM
REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT
MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE
EXEMPT FROM REGISTRATION.

THE CONVERTIBLE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE
SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON
EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE
CONVERTIBLE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY
NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON
OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF
THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS
UNLAWFUL.

Underwriting
Number of Price to discount and Proceeds to Proceeds to

Notes
Public (3)  commissions (1)
issuer (2)
other persons
Per note
1
$ 1,000 $ 0.00
$ 1,000
$ 0.00
Total Minimum
5
$ 5,000 $ 0.00
$ 5,000
$ 0.00
Total
Maximum
2,000
$2,000,000 $ 0.00
$  2,000,000
$ 0.00

(1)
We do not intend to use commissioned sales agents or underwriters.
(2)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the notes.
(3)
The Notes are offered in denominations of $1,000 and any even multiple thereof.
The minimum subscription amount is $5,000.

We are following the "Offering Circular" format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is June 1, 2016

TABLE OF CONTENTS
Summary of Information in Offering Circular 1
Risk Factors 7
Dilution 12
Plan of Distribution 13
Use of Proceeds to Issuer 14
Description of Business 16
Description of Property 20
Management's Discussion and Analysis of Financial Condition and Results of Operations
.............................................................................................................................................21
Directors, Executive Officers and Significant Employees 23
Compensation of Directors and Executive Officers 27
Security Ownership of Management and Certain Security Holders 28
Interest of Management and Others in Certain Transactions 29
Securities Being Offered 30
Financial Statements 33
Index to Exhibits 47
Signatures 48

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND
INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN
AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE
BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY
AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING
MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND,"
"EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING
STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH
RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT
COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE
CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT
TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK
ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1. SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the "Company," "we," "our", "us" or "Company Name" refer to
Astics, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:
We were incorporated under the laws of the State of Texas on
September 2, 2014. Our principal office is located at 2167 El
Capitan Ave, Santa Clara, CA 95050

Capitalization:

Our articles of incorporation provide for the issuance of up to
50,000,000 shares of common stock, par value $0.0001. As of
the date of this Prospectus there are 15,000,000 shares of our common stock issued and outstanding. Mrunal Desai owns
5,000,250 shares, Yogesh Thakkar owns 5,000,250 shares,
Mahendra Patel owns 1,749,750 shares, Manan Patel owns
1,749,750 shares, Sohelahmed Khalifa owns 1,500,000 shares.
Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.
Management:
Mrunal Desai, Co-Founder and CEO:
Mrunal drives the company's vision and manages the marketing and technical aspects of the company. He graduated in
Computer Science from California State University, Hayward.
He has 11 years of experience in technology and eCommerce
by working at Microsoft, eBay, Macys.com, R+F(Rodan and
Fields), and Ariba-SAP. He is also an entrepreneur and has
started multiple small IT businesses during his college days in order to pay for his expenses and college fees.

After learning a lot from his practical experience working in
Technology and eCommerce, he decided to begin his own
venture in 2014 called Astics Inc.

Yogesh  Thakkar,  Co-Founder,  CFO,  and   Secretary:
Yogesh drives the company's vision, is the financial manager and manages customer and partner relations. He has 15 years
of experience as an entrepreneur and has successfully started multiple businesses from scratch, selling many of them with
large profit. He owns businesses in a variety of different
industries such as hospitality, accounting, manufacturing, and textile. He possesses a unique combination of skills and
abilities to successfully manage a complex set of
responsibilities in a high profile operation. Yogesh has
maintained 15 plus years in a high level finance and accounting role in the oil and gas industry, among other ventures.

Having worked in the IT sector in his early days, he is very passionate about developing software and has also designed
and developed software for his manufacturing and accounting
business. He is innovative and consistently introduces new
ideas and demonstrates original thinking while inspiring
teammates to follow them.

Mahendra Patel, CTO:
Mahendra runs the technical aspects of Astics, ensuring a
quick, convenient and instinctive experience for our customers and partners. He graduated with Masters in Computer
Applications from Ganpat University, India. He has built 12
years of experience, including hands on programming,
development, researching, learning and implementing new
technologies. He is very passionate at what he does, and fulfills the vision of the company while having full knowledge and
capacity in providing the necessary tools and technology to
achieve the best results. He has deep technical knowledge, is a great motivator and has in depth knowledge about various
subjects like android, iOS, Windows mobile application and
games, online magazines with online editing and publishing, as well as Big Data Analytics Applications for planning,
operations and management.

He is a good teacher who will always be there to teach you
whatever he knows. He is always polite to everyone and the
meantime gets his point across the table. Very Broad-minded, goal oriented, strong and responsible team player. He brings a ton of energy and enthusiasm to in the company. He drives the team's performance in the right direction.

In the company, everybody calls him Mahendra Baba.  He
never gets angry, and deals everything with patience and great technical skills. He has a very good habit of managing
timelines, because he has experience with each position under him starting from a fresh developer right out of college, and understands the time, detail and teamwork it takes for
development.

Manan Patel, VP, Engineering:
Manan is responsible for the development of Astics. He has 7 years of industrial experience and graduated with B.Tech in
Computer Engineering from University of Rajasthan, India. He has worked in ecommerce, hospitality, real estate, gaming, and cross platform mobile applications. He is smart, energetic,
passionate, and very active. He is very sharp with his skills in developing mobile and web. He started from ground up, and
has learned a lot on his own. He is an enthusiastic team
member and always create quality solutions for problems with precise timing. He always presents a good quality of work.

Manan is blessed with a great level of confidence and has a
vocal skill that has him stand out in the crowd. He is
aggressive, and always wants to test new ideas and out of the box approaches to problems. These skills make him a great
developer and a great leader who leads from the front.

Sohel Khalifa, VP, Infrastructure:
Sohel is responsible for all of the server infrastructure in
Astics. He graduated with B.Tech in Computer Science and
Engineering from Gujarat Technological University,
Ahmedabad, India. He has 5 years of professional experience
and has worked in a large variety of fields like ecommerce,
gaming, real time websites with mobile apps, voice
applications and many more. Give him a requirements or
problems, and he can do his magic in no time.

Sohel's sophisticated grasp of databases and server
architectures, combined with the knowledge of cutting edge
server side technologies dramatically helped in the
development of many of the company's products.

He is a technology buff and has a great interest in reading and exploring new things and ideas, which aids in the creation of new technologies, tools and approaches to be used for better and faster results with lower costs.
Controlling Shareholders:
Our Officers and/or Directors constitute our only stockholders:
Mrunal Desai owns 5,000,250 shares; Yogesh Thakkar owns
5,000,250 shares; Mahendra Patel owns 1,749,750 shares;
Manan Patel owns 1,749,750 shares; Sohelahmed Khalifa owns
1,500,000 shares. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so
after the completion of the offering
Shell Company Status:
We are a "shell company" within the meaning of Rule 405,
promulgated pursuant to Securities Act, because we have
nominal assets and nominal operations. Accordingly, the
securities sold in this offering can only be resold through
registration under Section 5 the Securities Act of 1933, Section
4(1), if available, for non-affiliates or by meeting  the
conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory
underwriter under Section 2(11) of the Securities Act, as
provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d)

of the Exchange Act, as applicable, during the preceding 12
months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports);
and have filed current "Form 10 information" with the SEC
reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our
securities be resold pursuant to Rule 144. "Form 10
information" is, generally speaking, the same type of
information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances
regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:

We are not a blank check company, as such term is defined by
Rule 419 promulgated under the Securities Act of 1933, as
amended, as we have a specific expansion/growth plan and we
presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business

Description of Operations:

Astics, Inc. is a IT product based company which comprises of
2 categories of products: mobile applications and ecommerce
portal. The Company develops, markets and operates social
games, and religious apps on mobile platforms, such as iPhone
Operating System (iOS) and Android and social networking
sites, such as Facebook. The company also develops, markets, and operates an ecommerce portal for desktop, and mobile
platforms. The Company operates through developing and
monetizing on the apps it develops and generates revenue on
goods sold on its ecommerce platform.

The Company has developed various apps, including Bible,
Bhagwad Gita, and Cricket franchise. The Company designs its apps to provide players with shared experiences that surprise and delight them. Its apps are free to play, span a number of categories and attract a community of players that is
demographically and geographically diverse. The Company
operates its games as live services and updates them with
content and features to make them social, develop player
engagement, and monetization. The Company analyzes  the
data generated by its users to guide the creation of content and features. The Company operates its games as live services that are available anytime and anywhere.

The Company has also developed and operating an ecommerce
platform which is available on desktop and mobile platforms.
It's a portal for people to compare, and buy at the lowest price in the market. It's going to expand into a platform for people to buy and sell products, new and used.

We are a start-up, and we expect to use substantially all of the net proceeds from this offering to develop the next version of our products which will include new features, new designs, and better user experience. Our major focus would be marketing
where more money would be spend. This, in return, will attract a lot more consumers, which will convert into revenue.
Historical Operations:
Since inception, the Company has developed various mobile
applications, including Bible, Bhagwad Gita, and Cricket
franchise, attracting more than a quarter million users. The
Company has also developed an ecommerce portal for desktop
and mobile platforms, attracting more than 50,000 users and
generating sales of $30,000 within 3 months.
Current Operations:
The Company is focused on developing the next version of its mobile applications with new features, designs as well as
creative ways to improve monetization. The company is also
focused on developing the next version of ecommerce to
include more features, better user interface, improved search function, unique shopping experience, adding more products
and affiliates, and expanding into other countries.
Growth Strategy:
The Company has an extensive plan which includes a
comprehensive growth strategy. The first version of our apps have received great response, and our second version(in
development) is anticipating even better response since we are focused on improving user experience in response to user
feedback. The first version of our ecommerce portal has also shown better than expected results, and we're expecting even greater results once our next version is ready.

The Company is using funds to develop their products, and is currently not spending much on marketing. From the results
we're achieving with minimal marketing, we're very confident that when we start increasing focus on marketing at the time of our new version releases, we will then have a multi-fold jump in terms of growth.
The Offering

Class of Securities Offered:

Convertible Promissory Notes, face value $1,000

No. of Note being Sold in the Offering:

Up  to  2,000  notes  for  a  maximum  offering  amount  of
$2,000,000

Offering Price:

The Company intends to offer the Notes at a price of $1,000
per Note. There is a minimum purchase amount of five (5)
Notes for an aggregate purchase of $5,000.

Interest:
The Notes will bear interest at a rate of eight (8%) percent per annum. The interest will be payable in arrears starting on
December 31, 2016
Maturity:
The Notes will mature thirty-six (36) months from the date of issuance. The Company may elect to retire all or part of the then-outstanding Notes at any time. There exists no pre-
payment penalty.
Conversion into Common Stock:
At its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company's common
stock. The price at which the Notes may convertible into shares of the Company's common stock will be seventy-five (75%)
percent of the twenty (20) trailing average bid price as quoted on any major national exchange or automated quotation
system. Accordingly, the Notes may only be converted should
the Company obtain a public listing for its Common Stock.
Currently, the Company does not qualify for a listing of its
Common Stock on any major national stock exchange of
automated quotation system and has not present intention to
seek such a listing.
No. of Shares Outstanding:
As of the date of this Prospectus, there are 15,000,000 shares of the Company's common stock issued and outstanding. Mrunal
Desai owns 5,000,250 shares, Yogesh Thakkar owns 5,000,250
shares, Mahendra Patel owns 1,749,750 shares, Manan Patel
owns 1,749,750 shares, Sohelahmed Khalifa owns 1,500,000
shares. All of our issued and outstanding shares are owned by our three officers and directors.

No. of Shares after the Offering:

Irrespective of the relative success of the offering, there will remain 15,000,000 shares of the Company's common stock
issued and outstanding following the completion of the offering contemplated herein. Mrunal Desai owns 5,000,250 shares,
Yogesh Thakkar owns 5,000,250 shares, Mahendra Patel owns
1,749,750 shares, Manan Patel owns 1,749,750 shares,
Sohelahmed Khalifa owns 1,500,000 shares.

Termination of the Offering:

The offering will commence as of the effective date of this
Prospectus and will terminate on the sooner of the sale of the maximum number  of Notes being sold, 365 days from the
effective date of this Offering Statement or the decision by
Company management to deem the offering closed.
Offering Cost:
We estimate our total offering registration costs to be $30,000.
If we experience a shortage of funds prior to funding, our
officer and director has verbally agreed to advance funds to the
Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the
Company.
Market for the Notes:
The Notes being offered herein are not listed for trading on any exchange or automated quotation system. The Company does
not intend to seek such a listing at any time hereinafter.
Market for our Common Stock:
Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the
effectiveness of this Offering Statement to seek such a listing.
We may, however, seek to obtain a listing at  a later date,
although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will agree to file the
necessary documents with the Financial Industry Regulatory
Authority (FINRA), which operates the OTQB Marketplace;
nor can there be any assurance that such an application for
quotation will be approved.

Common Stock Control:

Our officers and directors currently own all the issued and
outstanding common stock of the company, and will continue
to own all of the common shares to control the operations of the company after this offering, irrespective of its outcome.
Best Efforts Offering:
We are offering our common stock on a "best efforts" basis
through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

2. Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our ecommerce Operations
Small company in the start-up phase.
We have historically been a small, ecommerce company. There are many changes within the ecommerce industry that could have negative effects on our business. These changes are including but not limited to:
federal regulations, fast changing technology, large competitors with more access to working capital and we are a new company with little name recognition in the industry.

With respect to the ecommerce business, we are a start-up company with one facility and no meaningful operating history. As such, you will be investing in an early stage company and your investment will be subject to the risks involved in investments in such companies.

Adverse economic or other conditions in the markets in which we do business could negatively affect our sales and retention rates and therefore our operating results.

 Our operating results are dependent upon our ability to maximize potential clients and we rely on being able to direct large number of clients to purchase goods  and services. Adverse economic or  other conditions in the markets in which we operate may lower our retention or sales number and limit our ability to increase revenue.

 We face competition for the acquisition of clients, which may impede our ability to make future sales or may increase the cost of acquiring new clients.

We compete with many other entities engaged in the ecommerce activities including national, regional and local companies. This competition may cause the price we are able to charge clients to decrease, or we maybe unsuccessful in acquiring new clients on a consistent basis. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to discount prices more or might be partnered with other software companies creating a more convenient transition. In addition, the number of entities and the amount of companies competing for business in the ecommerce industry is increasing and there are many large companies that have a large target market. This competition could result in increased demand for discounts and less profit per customer. Due to such competition it is possible we could experience less profit than expected from our future sales.

We may not be successful in integrating with certain software partners of potential customers.

As an ecommerce becomes more and more popular integration into current major electronic retailers and other software is becoming increasingly important. Our software is capable of communicating with other software via API (application programming interface) however there is risk that other companies will form strategic partnerships with the major ecommerce online retailers as Amazon and not allow additional 3rd party interfaces within their software. This could substantially hurt our business model and we would experience slower than expected growth.

Adverse economic or other conditions in the markets in which we do business could negatively affect our sales and retention rates and therefore our operating results.

Our operating results are dependent upon our ability to maximize our sales and retention rates. Adverse economic or other conditions in the markets in which we operate may lower our ability to complete sales and to retain current customers. If we fail to generate revenues sufficient to meet our cash requirements, including operating and other expenses, debt service and capital expenditures, our net income, cash flow, financial condition, and the trading price of our securities could be adversely affected.

We will depend upon our staff to maintain a high level of customer satisfaction, and any difficulties we encounter in hiring, training and maintaining skilled personnel may harm our operating performance.

We have experienced managers that have ran previous businesses including other high-tech businesses and have hired personnel to assist in customer satisfaction for those businesses. If hiring skilled personnel became too expensive or we were unable to find qualified people due to unforeseen issues it could have a negative impact on our sales and retention rates thereby affecting our profit and revenue projections.

Increases in taxes and regulatory compliance costs may reduce our income.

Risks Related to Our Securities

 There is no current esta blished tra ding ma r ket fo r the No tes or Co mmo n Sto c k a nd if a tra ding ma r ket does not dev elo p, purcha sers o f o ur securities ma y hav e diff iculty selling their securities

There is currently no established public trading market for our Notes or our Common Stock, and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the Notes may have difficulty selling their Notes or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a " shell co mpany " the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the
Securities Act using a Form S-8, until we cease being a " shell co mpany" .

We are a "shell company" as that term is defined by the applicable federal securities laws. Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we  are  considered  a "shell company".  Applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange
Commission and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on
Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a "shell company" we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Notes being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Notes. The offering price for the Notes being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value. Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

 We ma y, in the future, iss ue a dditio nal shares o f commo n sto c k, w hich w o uld reduce investo rs'
 percent o f ow nership a nd may dilute o ur share va lue.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock. As of the date of this prospectus the Company had 15,000,000 shares of common stock outstanding. Mrunal Desai owns
5,000,250 shares, Yogesh Thakkar owns 5,000,250 shares, Mahendra Patel owns 1,749,750 shares, Manan
Patel owns 1,749,750 shares, Sohelahmed Khalifa owns 1,500,000 shares. Accordingly, we may issue up to an additional 35,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

 We a re subject to co mplia nc e w ith securit ies la w, w hich expose s us to potentia l lia bilities, inclu ding potentia l rescissio n rig hts.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If
investors were  successful  in seeking rescission, we would face  severe financial  demands that  could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Texas state law hinder a potential takeover of the
Company.

Though not now, we may be or in the future we may become subject to Texas's control share law. A corporation is subject to Texas's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Texas, and it does business in Texas or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii)
a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Texas's control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Texas has a business combination law which prohibits certain business combinations between Texas corporations and "interested stockholders" for three years after the "interested stockholder"
first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance.
For purposes of Texas law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Texas's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

3. DILUTION

Should you purchase any of the Notes being offered herein, your interest may be diluted. The Company may offer its debt securities in future offerings that have equal or greater liquidation preferences than the
Notes. That is, in the event of a liquidation, your pro rata interest in the assets of the Company will be marginalized alongside other holders of the Company's Notes.

Moreover, the Company holds the right to compel the holders of the Notes to convert the then-outstanding principal and interest into shares  of the Company's common stock. Your as-converted stake in the
Company will be diluted due to the Company issuing additional shares of its common stock. That is when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock.
Therefore, all of the company's current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4. PLAN OF DISTRIBUTION

We are offering a maximum of 2,000 convertible notes on a no minimum, "best efforts" basis. We will sell the notes ourselves and do not plan to use underwriters or pay any commissions. We will be selling our notes using our best efforts and no one has agreed to buy any of our notes. This prospectus permits our officers and directors to sell the notes directly to the public, with no commission or other remuneration payable to them for any notes they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the notes with a broker or dealer. Our officers and directors will sell the notes and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of notes we must sell so no money raised from the sale of our notes will go into escrow, trust or another similar arrangement.

The notes are being offered by Mrunal Desai, the Company's Chief Executive Officer and the CFO. Mr.
Yogesh Thakkar will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to
sell the notes. No sales commission will be paid for notes sold by Mr. Yogesh Thakkar. Mr. Yogesh
Thakkar is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Yogesh Thakkar primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Yogesh Thakkar has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 2,000 notes being offered, or (ii)
365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5. USE OF PROCEEDS TO ISSUER

We estimate that, at a per note price of $1,000, the net proceeds from the sale of the 2,000 notes in this
Offering will be approximately $1,970,000, after deducting the estimated offering expenses of approximately $30,000.

We will utilize the net proceeds from this offering to grow the team, salaries for the team, operational costs, infrastructure costs, marketing for our products, and other operating expenses.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%,
75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company's Plan of Operation.

25% of
Offering
Sold
50% of
Offering
Sold
75% of
Offering
Sold
100% of
Offering
Sold
Offering Proceeds
Notes Sold
500
1000
1500
2,000
Gross Proceeds
$500,000
$1000,000
$1,500,000
$2,000,000
Total Before Expenses
$500,000
$1000,000
$1,500,000
$2,000,000
Offering Expenses
Legal & Accounting
$24,500
$24,500
$24,500
$24,500
Publishing/EDGAR
$2,000
$2,000
$2,000
$2,000
Transfer Agent
$1,250
$1,750
$2,500
$3,500
Total Offering Expenses
$27,750
$28,250
$29,000
$30,000
Amount of Offering Proceeds
Available for Investment

$472,250

$971,750

$1,471,000

$1,970,000
Expenditures
Operation Expenses (1)
$472,250
$971,750
$1,471,000
$1,970,000
Working Capital Reserves
$
$
$
$
Total Expenditures
$472,250
$971,750
$1,471,000
$1,970,000

Net Remaining Proceeds
$-
$-
$-
$-

(1) "Operation Expenses" are expenses related to our working capital expenses. These expenses include but are not limited to travel and communications expenses, non-refundable employee payments, accounting fees, marketing, salaries, infrastructure costs and miscellaneous expenses. The presentation in the table is based on the assumption that we will not borrow any money for our operation.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we may need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Our Company

6. DESCRIP
TION OF
BUSINES
S

Astics, Inc. was incorporated under the laws of Texas on September 2, 2014. Our principal executive offices are located at 2167 El Capitan Ave, Santa Clara, CA 95050.

Astics, Inc. is an IT product based company which comprises of two categories of products: mobile applications and ecommerce portal.

The Company develops, markets and operates social games and religious apps on mobile platforms, such as the iPhone Operating System (iOS) and Android and social networking sites, such as Facebook.

The Company also develops, markets, and operates an ecommerce platform for desktop and mobile platforms.

The Company operates through developing and monetizing on apps it develops, and generates revenue on goods sold on its ecommerce platform.

The Company has developed various apps, including Bible, Bhagwad Gita, and Cricket franchise. The
Company designs its apps to provide players with shared experiences that surprise and delight them. Its apps are free to play, span a number of categories and attract a community of players that is demographically and geographically diverse. The Company operates its games as live services and updates them with content and features to make them social, develop player engagement and monetization. The
Company analyzes the data generated by its users in order to guide the creation of content and features. The
Company operates its games as live services that are available anytime and anywhere.

The Company has also developed and operating an ecommerce platform which is available on desktop and mobile platforms. It's a platform for people to compare and buy at the lowest price in the market. It's going to expand into a platform for people to buy and sell products, new and used.

Below are some amazing results for 4 of our products from many:

Our Competitive Strengths

We believe the experience of our directors and officers, as well as our investment strategies, distinguish us from other companies. Specifically, our competitive strengths include the following:

Experienced and Dedicated Management Team. The Company  maintains a committed management team with experience in all the Information Technology business. The founders have a history of running multiple successful businesses.
Our management team has also established a robust infrastructure of service providers, including longstanding relationships with major online merchants as
Amazon.

Strategy of Opportunistic Investing. We have an extensive deal flow network in target markets due to long-standing relationships with the leaders in our industry.
The Medalist companies focus on value creation through a "hands on" management approach.

Highly Disciplined bottom up Approach. We intend to take a time-tested and thorough approach to analysis, management and consumer reporting. The Medalist companies also adhere to a rigorous due diligence process, and strict technology development discipline.

Doing Business: The Founders have been funding and running this company since
Sept, 2014. The Company is already doing business. We are raising capital for our growth plan, and not to start opration.

eCommerce Portal: The Company have found a niche product, and features which are very helpful for consumers, and are planning to expand to 2 additional countries by 2016.

Mobile Applications: The Company has multiple applications, which have been used in many countries and in different categories. We are not confined to one sector or category. Our apps have a target market of 5B people.

Target Markets: Due to our capability to develop multiple mobile applications in different categories, our target market for mobile application is 5B people. For our ecommerce portal, our current target market is
1.3B people. Expansion of our ecommerce portal into 2 other countries by end of 2016 will increase that target market to 2B people.

Industry Overview: Our company's is focused on Mobile Applications and eCommerce portal. Below is the
Industry Overview for each:
Mobile Applications:
Total number of smartphone users in the world: 2B, and growing a very rapid pace.
Total amount spent on apps in 2015: $41B
Lot of companies are building mobile applications, but not many have reached the number of downloads, and returning ratio which we have achieved.

Mobile Applications is a very fast growing industry, and growth will continue as there are still 4-5B people without smartphones.
eCommerce Platform:
eCommerce is a biggest market in the world. In 2015, the projections were 25% growth in ecommerce which will bring the total spend to $1.75 Trillion.
Our first market was India where ecommerce is growing at more than 60%. In 2015 the total ecommerce spend was $23B, and by 2020 the projection is more than $100B. We chose that as our first market because it's just the beginning in India.
By end of 2016, we will be selling in 3 countries, which will give us over $300B of ecommerce market to sell.
Lot of companies exist in eCommerce, but total spend is also increasing rapidly, and our unique features will attract lot of customers from other ecommerce sites.

Market Opportunity

Mobile Applications:
Total number of smartphone users in the world: 2B, and growing a very rapid pace.
Total amount spent on apps in 2015: $41B
Lot of companies are building mobile applications, but not many have reached the number of downloads, and returning ratio which we have achieved.
Mobile Applications is a very fast growing industry, and growth will continue as there are still 4-5B people without smartphones.
ecommerce Platform:
eCommerce is a biggest market in the world. In 2015, the projections were 25% growth in ecommerce which will bring the total spend to $1.75 Trillion.
Our first market was India where ecommerce is growing at more than 60%. In 2015 the total ecommerce spend was $23B, and by 2020 the projection is more than $100B. We chose that as our first market because it's just the beginning in India.
By end of 2016, we will be selling in 3 countries, which will give us over $300B of ecommerce market to sell.
Lot of companies exist in eCommerce, but total spend is also increasing rapidly, and our unique features will attract lot of customers from other ecommerce sites.

Competition

Mobile Applications:
In Bible there are many people companies who is making the app but we are trying to be best in all of them. Companies have created in last many years and running successfully in the market which has over 1M users.
In Shrimad Bhagvad Gita, there is not a big competition. There are few companies who is making and running successfully in the market. In this app we can go big and we saw some good results in the market.
Cricket is another big app that has good healthy competition where big companies are working on. The market is really big and need to concentrate on the app. All cricket games are doing good in the market.

Ecommerce Platform:
Ecommerce just started in India few years back and competition is not that big. There are few companies started in 2014 and 2015 they are doing good in the market but still there is lot of market that is not been captured yet. We have to do good marketing to capture that market. In India people have just started to buy online and still many people will be ready to buy online. We are also working on other countries where we are going to implement our ecommerce platforms.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Employees:

Currently, the company does have 20 full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7. DESCRIPTION OF PROPERTY

Our principal office is located at 2167 El Capitan Ave, Santa Clara, CA 95050, and our development office is located at S-18, Shakti Arcade, Science City Road, Ahmedabad, 380060 Gujarat, INDIA. These offices are leased from Kavita Patel at a rate of $500 per month for a term of 12 months. The lease term will expire on Feb, 2017

We do not currently lease or own any other real property.

8. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Texas on September 20, 2014. Our principal executive offices are located at 2167 El Capitan Ave, Santa Clara, CA 95050. Astics, Inc. is a IT product based company which comprises of 2 categories of products: mobile applications and ecommerce portal. The Company develops, markets and operates social games, and religious apps, on mobile platforms, such as iPhone Operating
System (iOS) and Android and social networking sites, such as Facebook. The company also develops, markets, and operates an ecommerce platform for desktop, and mobile platforms. The Company operates through developing and monetizing on apps it develops, and generates revenue on goods sold on its ecommerce platform.

The Company has developed various apps, including Bible, Bhagwad Gita, and Cricket franchise. The
Company designs its apps to provide players with shared experiences that surprise and delight them. Its apps are free to play, span a number of categories and attract a community of players that is demographically and geographically diverse. The Company operates its games as live services and update them with content and features to make them social, develop player engagement and monetization. The
Company analyzes the data generated by its users to guide the creation of content and features. The
Company operates its games as live services that are available anytime and anywhere.

The Company has also developed and operating an ecommerce platform which is available on desktop and mobile platforms. It's a platform for people to compare, and buy at the lowest price in the market. It's going to expand into a platform for people to buy and sell products, new and used.

We are a start-up, and we expect to use substantially all of the net proceeds from this offering to develop next version of our products which will include new features, new designs, and better user experience. This in return will attract a lot more consumers, which will convert into revenue.

Since inception, the Company has developed various mobile applications, including Bible, Bhagwad Gita, and Cricket franchise attracting more than quarter million users. The Company has also developed an ecommerce portal for desktop and mobile platforms attracting more than 50,000 users, and generating sales of $30,000 within 3 months. The Company is focused on developing next version of its mobile applications with new features, designs and creative ways to improve monetization. The company is also focused on developing next version of ecommerce to include more features, better user interface, improve search, unique shopping experience, adding more products and affiliates, and expanding into other countries.

Operating Results

As of June 1, 2016, we have generated limited revenues of $5902 and incurred expenses of $42,375 Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through June 1, 2016 was $36,473.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our growth/expansion plan. We are planning to use this funding for marketing, and accelerate our development for our new versions. This amount will be help us to generate significant revenue with our new offerings in terms of features, new items to sell, and better and easier user interface designs. We are expecting a significant amount of growth in terms of revenue, users, and market share with this raise.

Liquidity and Capital Resources

As of May 31st, 2016, the Company had $30,853 in cash and total liabilities of $30,000. As of May 31,
2016, the Company has incurred total expenses since inception of $42,375, related to the operation and expenses associated with this Offering.  We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $2,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months, and achieve significant growth.

Although we planning a major marketing and development approach, there is no guarantee that we will be successful. Our plan will depend highly on our funds, the availability of those funds, and the success of our implementation. Upon the qualification of the Form 1-A, the Company plans to pursue its marketing and growth plan. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of rapid growth will be adversely affected and the Company may not be able to pursue its goals if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to grow and to implement its plan. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are dependent upon the success of this offering to achieve our planed growth, as described herein.
Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with only two years in operation to date, we would likely have to pay additional costs associated with loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the
Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to scale back its rapid growth plan.

Off-Balance Sheet Arrangements

As of May 31, 2016, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to focus on developing and marketing its current products using the proceeds from this offering.

Our director intends to recruit developers and marketing team using the proceeds from this offering to increase revenue, and users.

9. DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:
The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name
Position
Age
Date of First
Appointment
Mrunal Desai
CEO, Director
35
September 2, 2014
Yogesh Thakkar
CFO, Secretary, Director
37
September 2, 2014
Mahendra Patel
CTO, Director
30
September 2, 2014
Manan Patel
Development VP,
Director
27
September 2, 2014
Sohelahmed Khalifa
Infrastructure VP,
Director
29
April 1, 2015

Mrunal Desai, Co-Founder and CEO:
Mrunal drives the company's vision and manages Marketing and Technical aspects of the company. He graduated in Computer Science from California State University, Hayward. He has 11 years of experience in Technology and eCommerce by working at Microsoft, eBay, Macys.com, R+F(Rodan and Fields), and
Ariba-SAP. He has also been an entrepreneur, and have started multiple small IT businesses during his college days to pay his expenses, and college fees.

After learning a lot from his practical experience working in Technology and eCommerce, he decided to start his own venture, Astics Inc in 2014.

He has his own principles, and lives using them. It's obvious, that new ones will always be added to that list, but he always believed and will always believe in 2 things very strongly: No work is big or small, and
Follow what you believe in.

Yogesh Thakkar, Co-Founder, CFO, and Secretary:
Yogesh drives the company's vision, manages financials and manages customer and partner relations. He has 15 years of experience being an entrepreneur, and has successfully started multiple businesses from scratch, and sold many of them with huge profits. He owns businesses in different industries like
Hospitality, Accounting, Manufacturing, and Textile. He possesses a unique combination of skills and abilities to successfully manage a complex set of responsibilities in a high profile operation including, 15 plus years of high level finance and accounting role in an oil and gas industry and in other ventures.

Being worked in IT sector in his early days, he is very passionate about developing software, and has also designed and developed software for his manufacturing and accounting business. He is innovative and consistently introduces new ideas and demonstrates original thinking and inspires teammates to follow them. Inspired to perform well by an ability to drive new ventures within the business

Mahendra Patel, CTO:
Mahendra heads the technical aspects of Astics, ensuring a quick, convenient and instinctive experience for our customers and partners. He graduated with Master of Computer Applications from Ganpat University,
India. He has 12 years of experience, including hands on programming, development, researching, learning and implementing new technologies. He is very passionate and very mature when it comes to his job. He fulfills the vision of the company and what tools and technology to use to get best results. He has deep technical knowledge, is a great motivator and has in depth knowledge about various subjects like android,
iOS, Windows mobile application and games, online magazines with online editing and publishing, Big
Data Analytics Applications for planning, operations and management.

He is a good teacher who will always be there to teach you whatever he knows. He is always polite to everyone and the meantime gets his point across the table. Very Broad-minded, goal oriented, strong and responsible team player. He brings a ton of energy and enthusiasm to in the company. He drives the team's performance in the right direction.

In the company, everybody calls him Mahendra Baba. He never gets angry, and deals everything with patience, and his technical skills. He has a very good habit of managing timelines, because he has experience of each position under him starting from a fresh developer right out of college, and understands the time it takes for development.

Manan Patel, VP, Engineering:
Manan is responsible for development for Astics. He has 7 years of industrial experience. He graduated with B.Tech in Computer Engineering from University of Rajasthan, India. He had worked in ecommerce, hospitality, real estate, gaming, and cross platform mobile applications. He is smart, energetic, passionate, and very active. He is very sharp with his skills in developing mobile, and web. He started from ground up, and have learnt lot all by himself. He is the enthusiastic team member and always brought quality solutions for problems at the right time. He always presents a good quality of work.

His is blessed with amazing level of confidence and has a vocal skill that make him stand out of the crowd.
He is aggressive, and wants to test new ideas and out of the box approaches to the problems. These skills make him a great developer and a great leader who leads from the front.

Sohel Khalifa, VP, Infrastructure:
Sohel is responsible for all of server infrastructure in Astics. He graduated with B.Tech in Computer
Science and Engineering from Gujarat Technological University, Ahmedabad, India. He has 5 years of professional experience and has worked in large variety fields like ecommerce, gaming, real time websites with mobile apps, voice applications and many more. Give him a requirements or problems, and he can do his magic in no time.

Sohel's sophisticated grasp of databases and server architectures, combined with the knowledge of cutting edge server side technologies dramatically helped developing many of the company's products.

He is a technology buff and has a very good interest in reading and exploring new things and ideas, which helps a lot when he comes up with new technologies, tools and approaches to be used for better, faster results, with lower cost.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (6) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the
Company's majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

       Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

       Any conviction in a criminal proceeding or being subject to a pending criminal proceeding
(excluding traffic violations and other minor offenses),

       Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

       Being found by a court of competent jurisdiction (in a civil action), the Commission or the
Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

       Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

       Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

       Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees
None.

10. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our five highest-paid persons who were directors or executive officers during our last completed fiscal year.

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

   11. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.
There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within
60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

(1)
The address of those listed is 2167 El Capitan Ave, Santa Clara, CA 95050
(2)
Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)
Based on 15,000,000 shares outstanding prior to this Offering.

     12. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Texas Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Texas's standard for a corporate opportunity: (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and
(4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute. However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board. It is the Company's intention to adopt such policies and procedures in the immediate future.

13. SECURITIES BEING OFFERED

Convertible Notes

This offering relates to the sale of up to two thousand (2,000) eight (8%) percent Convertible Notes of the
Company. Interest is payable semi-annually and in arrears commencing on December 31, 2016. The Notes are unsecured and mature 36 months from the date of issuance. The Notes carry no prepayment penalty. At its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company's common stock. The price at which the
Notes may convertible into shares of the Company's common stock will be seventy-five (75%) percent of the twenty (20) trailing average bid price as quoted on any major national exchange or automated quotation system. Accordingly, the Notes may only be converted should the Company obtain a public listing for its
Common Stock. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing.

Capital Stock

We are not offering any shares of our capital stock in this Offering.

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.0001 par value per share.
As of June 1, 2016 we had 15,000,000 shares of common stock outstanding and zero shares of preferred stock outstanding. Outstanding shares are distributed in this order: Mrunal Desai owns 5,000,250 shares,
Yogesh Thakkar owns 5,000,250 shares, Mahendra Patel owns 1,749,750 shares, Manan Patel owns
1,749,750 shares, Sohelahmed Khalifa owns 1,500,000 shares. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the
Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 15,000,000 shares of common stock issued and outstanding held by five (5) shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 15,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 15,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-
month period a number of shares that does not exceed the greater of either of the following:
1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and
the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales  under  Rule  144  are  also  limited  by  manner  of  sale  provisions  and  notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies
(other than business combination related shell companies) or issuers that have been at any time  previously  a shell company.  However,  Rule  144  also  includes  an  important exception to this prohibition if the following conditions are met:
the issuer of the securities that was formerly a shell company has ceased to be a shell company;
the issuer of the securities is subject to the reporting requirements of Section 13 or
15(d) of the Exchange Act;

the issuer of the securities has filed all Exchange Act reports and  material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
at least one year has elapsed from the time that the issuer filed current Form 10 type  information  with  the  SEC  reflecting  its  status  as  an  entity  that  is  not a shell company.

14. FINANCIAL STATEMENTS

ASTICS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
FINANCIAL STATEMENTS
For the period ended May 31, 2016

CONTENTS:

Report of Independent Registered Public Accounting Firm

Balance Sheet as of May 31, 2016

Statement of Operations for the period from January 1, 2016 to May 31,
2016

Statements of Stockholder's Deficit for the period from January 1, 2016 to
May 31, 2016

Statements of Cash Flows for the period from January 1, 2016 to May 31,
2016

Balance Sheet as of December 31, 2015

Statement of Operations for the period from January 1, 2015
to December 31, 2015

Statements of Stockholder's Deficit for the period from January 1, 2015 to
May 31, 2015

Statements of Cash Flows for the period from January 1, 2015to May 31,
2015

Notes to the Financial Statements

ASTICS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
BALANCE SHEET
As of May 31, 2016

Unaudited

The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS
For the Period January 1, 2016 through May 31, 2016

  Unaudited

From January 1,
2016 to May 31,
2016
$

Revenue
3,305

Operating expenses:
37,738
Total operating expenses
37,738
Net Profit
(34,433)

Net loss per common share - basic and diluted:

Net loss per share attributable to common
stockholders
0.0022

Weighted-average number of common shares
outstanding
15,000,000

The accompanying notes are an integral part of these financial statements.

STATEMENT OF STOCKHOLDER'S DEFICIT
for the period of January 1, 2016 to May 31, 2016

tal
ol de r's
icit

The accompanying notes are an integral part of these financial statements.

ASTICS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM THE PERIOD January 1, 2016 TO May 31, 2016

Unaudited

The accompanying notes are an integral part of these financial statements.

BALANCE SHEET
As of December 31, 2015

Unaudited

The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS
For the Period January 1, 2015 through December 31, 2015
  Unaudited
From January 1,
2015 to December
31, 2015
$

Revenue
2,596

Operating expenses:
3,734
Total operating expenses
3,734
Net Profit
(1,138)

Net loss per common share - basic and diluted:

Net loss per share attributable to common
stockholders
0.0001

Weighted-average number of common shares
outstanding
10,000,000

The accompanying notes are an integral part of these financial statements.

STATEMENT OF STOCKHOLDER'S DEFICIT
for the period of January 1, 2015 to December 31, 2015

tal
ol de r's
icit

The accompanying notes are an integral part of these financial statements.

ASTICS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM THE PERIOD January 1, 2015 TO December 31, 2015

Unaudited

The accompanying notes are an integral part of these financial statements.

Note 1.    Organization, History and Business

Astics, Inc. ("the Company") was incorporated in Texas on September 2, 2014. Astics, Inc.
is a IT product based company which comprises of 2 categories of products: mobile applications and ecommerce portal. The Company develops, markets and operates social games, and religious apps, on mobile platforms, such as iPhone Operating System (iOS) and Android and social networking sites, such as
Facebook. The company also develops, markets, and operates an ecommerce platform for desktop, and mobile platforms. The Company operates through developing and monetizing on apps it develops, and generates revenue on goods sold on its ecommerce platform.
The Company has developed various apps, including Bible, Bhagwad Gita, and Cricket franchise. The
Company designs its apps to provide players with shared experiences that surprise and delight them. Its apps are free to play, span a number of categories and attract a community of players that is demographically and geographically diverse. The Company operates its games as live services and update them with content and features to make them social, develop player engagement and monetization. The
Company analyzes the data generated by its users to guide the creation of content and features. The
Company operates its games as live services that are available anytime and anywhere.

The Company has also developed and operating an ecommerce platform which is available on desktop and mobile platforms. It's a platform for people to compare, and buy at the lowest price in the market. It's going to expand into a platform for people to buy and sell products, new and used.

Note 2. Summary of Significant Accounting Policies
Revenue Recognition
Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC
605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with
ASC 718, "Stock Compensation" ("ASC 718"). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50,
"Equity-Based Payments to Non-Employees." Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.    Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns. The resulting  stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per
Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the
United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting.
The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of March 31, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.    Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where  it is determined that a  new accounting pronouncement affects the  Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not  have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.    Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

5/31/16
U.S statutory rate
34.00%
Less valuation allowance
-34.00%

Effective tax rate
0.00%

The significant components of deferred tax assets and liabilities are as follows:

5/31/16
Deferred tax assets

Net operating gain/losses
$
(36,473)

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance
$
0

55

Note 3.    Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for
Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of May 31, 2016.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period January1, 2016 through
May 31, 2016, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and
Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.  Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On September 2, 2014 the Company issued 5,000,250 of its authorized common stock to Mrunal Desai as consideration for $500

On September 2, 2014 the Company issued 5,000,250 of its authorized common stock to Yogesh Thakkar as consideration for $500.

On September 2, 2014 the Company issued 1,749,750 of its authorized common stock to Mahendra Patel as consideration for $175.

On September 2, 2014 the Company issued 1,749,750 of its authorized common stock to Manan Patel as consideration for $175.

On September 2, 2014 the Company issued 1,500,000 of its authorized common stock to Sohelahmed
Khalifa as consideration for $150.

Related Party Note.

Note 5.  Stockholders' Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.
As of May 31st, 2016 the Company had 15,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 - Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Astics, Inc. for the period March 8, 2016 (inception) through April 30, 2016

5/31/16
Net Income (Loss)
$
(36,473)

Weighted-average common shares outstanding basic:

Weighted-average common stock

15,000,000
Equivalents
Stock options

0
Warrants

0
Convertible Notes

0
Weighted-average common shares

15,000,000
outstanding- Diluted

Note 8.   Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue.
These factors raise substantial doubt about the Company's ability to continue as a going concern.
Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the
Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.   Subsequent Events

None/

15. INDEX TO EXHIBITS

Exhibit 2a
Articles of Incorporation
Exhibit 2b
Exhibit 1-A 4
Bylaws
Sample Note

ASTICS, INC.
16. SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of , State
of , on May    , 2016.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature
Title
Date

Mrunal Desai
Director and Chief Executive
Officer (Principal Executive
Officer)

Yogesh Thakkar
Director, Chief Financial
Officer and Secretary

Mahendra Patel
Director and Chief Technology
Officer

Manan Patel
Director and Vice President of
Engineering

Sohelahmed Khalifa
Director and Vice President of
Infrastructure